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                                                               Exhibit 5.1

                                March 13, 2001

CIRCOR International, Inc.
35 Corporate Drive
Burlington, Massachusetts 01803

Ladies and Gentlemen:

   Re: Registration Statement on Form S-3

   This opinion is delivered in our capacity as special counsel to CIRCOR International, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (No. 333-54428) (the "Registration Statement") relating to 1,552,500 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company. The Shares include 202,500 shares of Common Stock to which the underwriters have an option to purchase solely for the purpose of covering over-allotments. All of the Shares are to be sold by the Company to the several underwriters (the "Underwriters") of which Robert W. Baird & Co. and ING Barings are the representatives (the "Representatives") pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company and the Representatives of the Underwriters.

   As counsel for the Company, we have examined the form of the proposed Underwriting Agreement filed as an exhibit to the Registration Statement, the Certificate of Incorporation and By-laws of the Company, each as amended and restated, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public materials. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

   We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the laws of The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware (the "DGCL").

   Based on the foregoing, we are of the opinion that when the Underwriting Agreement is completed (including the insertion therein of pricing terms) and executed and delivered by the Company and on behalf of the Underwriters, and the Shares are sold to the Underwriters and paid for pursuant to the terms of the Underwriting Agreement, the Shares will be duly authorized, legally issued, fully paid and non-assessable by the Company under the DGCL.
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CIRCOR International, Inc.

March 13, 2001

Page 2

   The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

   We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Goodwin Procter LLP

                                          Goodwin Procter LLP